UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2019

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 24, 2019, Global Eagle Entertainment Inc. (“we” or the “Company”) held our 2019 annual stockholders’ meeting (the “Annual Meeting”).

(b) We set forth below a summary of the final voting results for the proposals that our stockholders considered and voted on at the Annual Meeting.

1.	Elect Leslie Ferraro and Harry E. Sloan as Class II members of our Board of Directors

Our stockholders elected each of the following as a Class II director of our board of directors, to serve for a three-year term expiring at our annual stockholders’ meeting in 2022, or until his or her respective successor is duly elected and qualified. The vote tally was as follows:

Nominee	Votes For	Votes Against	Abstentions
Leslie Ferraro	60,262,322	837,917	30,961
Harry E. Sloan	52,901,654	8,060,152	169,394

2.	Approve (on an advisory basis) the compensation of our Named Executive Officers for 2018

Our stockholders voted to approve (on an advisory basis) the compensation of our Named Executive Officers for 2018. The vote tally was as follows:

Votes For	Votes Against	Abstentions
60,618,381	452,059	60,760

3.	Ratify (on an advisory basis) the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019

Our stockholders voted to ratify (on an advisory basis) the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The vote tally was as follows:

Votes For	Votes Against	Abstentions
74,747,736	763,493	52,401

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

Dated:  June 28, 2019